Exhibit 5.1

[LETTERHEAD OF BALLARD SPAHR LLP]

November 9, 2012

Osiris Therapeutics, Inc.

7015 Albert Einstein Drive

Columbia, Maryland  21046

Re:                             Osiris Therapeutics, Inc., a Maryland corporation (the “Corporation”) — Registration Statement on Form S-8 to be filed on or about the date hereof relating to 300,000 additional shares (the “Shares”) of common stock, par value $.001 per share (“Common Stock”), of the Corporation subject to sale under the Osiris Therapeutics, Inc. Amended and Restated 2006 Omnibus Plan (as previously existing or as amended, or amended and restated, from time to time, as the context so dictates, the “Plan”)

Ladies and Gentlemen:

In connection with the registration by the Corporation of the Shares under a Registration Statement on Form S-8 (the “Registration Statement”), filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), you have requested our opinion as to the matters set forth below.

We have acted as counsel to the Corporation in connection with the matters described herein. In our capacity as counsel to the Corporation, we have reviewed and relied upon one or more certificates from the officers of the Corporation and on various certificates from, and documents filed with, the Maryland State Department of Assessments and Taxation (the “Department”), including the charter of the Corporation, evidenced by Articles of Restatement filed with the Department on June 4, 2010.  We have also reviewed and are familiar with (a) the bylaws of the Corporation, (b) certain resolutions adopted or actions taken by the Board of Directors and stockholders of the Corporation, and in full force and effect on the date hereof, relating to the authorization and approval of the Plan and the authorization of the issuance and registration of the Shares (the “Resolutions”), (c) the Plan, (d) the Registration Statement and (e) such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies.  In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so.  We have further assumed that the number of Shares issued by the Corporation from the authorized but unissued shares of Common Stock of the Corporation pursuant to the Plan will not exceed 300,000 and that upon the issuance of any of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Corporation issued and outstanding on the date subsequent to the date hereof on which such Shares are issued will not exceed the total number of shares of Common Stock that the Corporation is authorized to issue under its charter.

Based upon the foregoing and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that, as of the date of this letter:

The Shares have been duly authorized for issuance and, when issued and delivered upon receipt of the consideration therefor as contemplated by the Plan and otherwise in accordance with the Resolutions, will be legally issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement.  We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ BALLARD SPAHR LLP